                                                                    Exhibit 23.8


                             SHANGHAI ACNIELSEN LTD.



BY FACSIMILE AND COURIER

Focus Media Holding Limited
28/F, Zhao Feng World Trade Building
369 Jiangsu Road
Shanghai 200050
People's Republic of China


                     RE: CONSENT OF SHANGHAI ACNIELSEN LTD.

We understand that Focus Media Holding Limited ("Focus Media") plans to file a registration statement on Form F-1 ("Registration Statement") with the U.S. Securities and Exchange Commission. We hereby consent to the filing of this letter as an exhibit to the Registration Statement, and to the use therein under the report "Commercial Building LCD Advertising Network Audience Survey" of our name and the data sourced from the publications of Shanghai ACNielsen Ltd.



                              Shanghai ACNielsen Ltd.


                              By:    /s/ Rita Chan
                                     -----------------------------------
                              Name:  Rita Chan
                              Title: Sales & Marketing Director
                              Date:
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             SCHEDULE 1 to Consent Letter of Shanghai ACNielsen Ltd.


1.   UNDER THE HEADING "PROSPECTUS SUMMARY", "OUR INDUSTRY" AND "BUSINESS"


The description of information, data and research methodologies contained in the report prepared by Nielsen Media Research (China) titled Focus Media Commercial Building LCD Advertising Network Audience Survey in December 2004.